Ex 10.5

EXECUTIVE SEPARATION AND TRANSITION AGREEMENT

This Executive Separation and Transition Agreement (the “Agreement”) is made by and between LEE ENTERPRISES, INCORPORATED (hereinafter "Lee" or the “Company”) and TIMOTHY R. MILLAGE (hereinafter "Millage") as of November 21, 2025.

R E C I T A L S:
Millage intends to resign, effective February 28, 2026 (or sooner by mutual agreement of both parties) (the “Effective Date”), from the position of Vice President, Chief Financial Officer and Treasurer of Lee, as an officer and director of any Lee subsidiary or affiliate, and as an employee of Lee;

Lee and Millage desire to set forth certain agreements with respect to Millage's resignation from employment with Lee.
NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1.Resignation. Millage hereby resigns, effective on the Effective Date, from the position of Vice President, Chief Financial Officer and Treasurer of Lee, as an officer and director of any Lee subsidiary or affiliate, and as an employee of Lee, and Lee hereby accepts such resignation. Millage shall receive all pay and benefits thru the Effective Date. The consideration set forth in this Agreement shall be in satisfaction of, and Millage waives all rights to or in respect of, any salary or other compensation or perquisite, whether or not fully earned, accrued or vested at the Effective Date not described in paragraph 2. This includes but is not limited to accrued and unused vacation, and any claims which are capable of assertion as a consequence of or in connection with his employment or resignation from employment. Millage shall have the right to convert his status in his Lee benefits as may be provided under the benefit plan documents or by federal or state statute to a resigning executive of Lee, including COBRA.

2.Transition. Company agrees Millage shall be permitted to perform his services to the Company on a part-time, remote basis during the period January 1, 2026 until the Effective Date (the “Transition Period”). During the Transition Period, Millage shall continue to be, and serve as Vice President, Chief Financial Officer and Treasurer of the Company, as well as serve as officer and director of any Lee subsidiary and affiliate, and shall devote reasonably necessary time and effort to such duties and responsibilities and will cooperate with the Company to achieve an orderly transition to his successor. Millage shall receive full pay and benefits until May 31, 2026.

3.Consulting Services Agreement. Millage hereby agrees, commencing on the Effective Date and extending through May 31, 2026 (the "Consulting Term"), to provide such consultation, advice and assistance in the operation of Lee's business as shall be requested, by Kevin Mowbray, President and Chief Executive Officer, his successor or his designee. Millage hereby agrees to make himself available to Lee by telephone and email for such consultation, advice and assistance as reasonably necessary to inform executives of Lee with regard to matters as to which Millage has knowledge as a consequence of and related to his employment by Lee. Reasonable out-of-pocket expenses incurred by Millage in providing such consulting services shall be paid or reimbursed by Lee.

4.Additional Consideration. Provided Millage has not revoked this Agreement as set forth in Exhibit “A” attached, as additional consideration for transition and consulting services, and the covenants of Millage in paragraph 6 and 7 of this Agreement, Lee agrees as follows:

(a)The Company agrees to pay Millage a severance of $262,500.00 upon the earlier to occur of 1) closing of Company equity raise transaction or 2) February 28, 2026.

(b)All restricted stock awarded under Company’s LTIP shall vest upon the Effective Date.

(c)Millage shall be permitted to retain his Company issued laptop and Ipad, with appropriate deletion for protection of confidential information of the Company.

5.Indemnification. Provided that Millage does not breach any provisions of this Agreement, Millage will continue to be entitled to indemnification from Lee, as and to the extent provided in its Certificate of Incorporation or By-laws, or in its Indemnification Agreement with Millage dated August 1, 2018, with respect to acts occurring while he was or is an officer or employee of, or consultant to Lee, or performed services for any employee benefit plan of Lee, and Millage will continue to be entitled to coverage with respect to such acts to the extent afforded under any liability insurance maintained by Lee for the general benefit of its employees, officers and directors.

6.     Non-Competition, Non-Solicitation and Confidential Information. In consideration of the Payments to be made hereunder:
(a)Unless approved by the President and Chief Executive Officer of the Company in advance, for a period of two years following the Effective Date, Millage shall not Compete with the Company, or any of its affiliated companies, provided Millage is permitted to own up to one percent (1%) of the outstanding capital stock or other equity interests of any publicly-traded Person that is a Competitor.
(b)Unless approved by the President and Chief Executive Officer of the Company in advance, Millage shall not, directly or indirectly, solicit the employment of, assist in the soliciting of the employment of, or hire any employee of the Company or any of its affiliated companies, or induce any Person who is an employee, agent or contractor of the Company to terminate such relationship, or to join with Millage or any other Person for the purpose of leaving the employ or such other relationship with the Company or any of its affiliated companies and undertaking any form of business. The preceding sentence shall not prevent Millage’s employer from hiring any employee of the Company who contacts Millage’s employer of his or her own initiative in response to advertisements or other general solicitations of employment from Millage’s employer.
(c)During the Term of this Agreement, Millage shall not, directly or indirectly, solicit Customers for any purpose related to the Restricted Business.
(d)The restrictions set forth in subparagraphs 6(b) and 6(c) shall not apply to general advertising or other general solicitations not intended to target employees or Customers of the Company.
(e)Millage shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by Millage during Millage’s employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by Millage or representatives of Millage in violation of this Agreement). After termination of Millage’s employment with the Company, Millage shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this subparagraph 6(e) constitute a basis for deferring or withholding any amounts otherwise payable to the Millage under this Agreement.
(f)In the event of Millage’s actual or threatened breach of this paragraph 6, the Company shall be entitled to an injunction restraining Millage therefrom, and shall not be deemed to be the exclusive remedy for any such breach, but shall be in addition to all other remedies at law or in equity. Millage agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. If, at the time of enforcement of this paragraph 6, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.
(g)For purposes of this paragraph 6, the following terms shall have the respective meanings set forth below:
(i)“Compete” means to, directly or indirectly, own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any Competitor, or otherwise directly or indirectly engage in any Restricted Business primarily targeted to the Restricted Area; provided that Compete shall not include providing consultative services regarding cost management or reduction strategies or initiatives.

(ii)“Competitor” means any Person (other than the Company or its affiliated companies) who undertakes any Restricted Business.
(iii)“Customer” means any Person who was a customer of, had a contractual relationship with, or was a prospective customer of the Company or its affiliated companies, at any time within the twenty-four (24) month period ending on the Effective Date.
        (iv)    “Person” means any individual, entity or group within the meaning of     Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended.
(v)    “Restricted Business” shall mean any multi media news and/or advertising business that competes with the Company.
7.RELEASE. In exchange for receiving the severance payment described in Section 4(a) above, Millage releases the Company, its directors, officers, and any affiliate or subsidiary from any and all debts, obligations, claims, losses, injuries, damages, causes of action, demands or any other rights arising out of or related to his employment with Lee, the termination of such employment, or any compensation of any nature either paid or alleged to be owing to you, including, but not limited to:
a.Any claim relating to alleged employment discrimination, harassment, or civil rights violations whether based upon statutory or common law claims, such as, but not limited to, any possible claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Family and Medical Leave Act; the Age Discrimination in Employment Act of 1967, as amended; the Older Worker Benefits Protection Act, as amended; the Americans with Disabilities act, as amended; the Civil Rights Act of 1991; the Employee Retirement Income Security Act, as amended; the Iowa Civil Rights Act, as amended, and any other federal, state, or local statute or law;

b.Any claim under any agreement between Millage and the Company;

c.Any other claim related to wrongful discharge, breach of any express or implied promise, misrepresentation, retaliation, whistleblower claims, breach of public policy, breach of any privacy rights, infliction of emotional distress, negligence, defamation, claims for lost wages or bonuses, claims relating to any form of employee benefits, claims for attorney fees or costs; and

d.Any other claim, action or liability arising under any federal, state or local statute or ordinance, or common law arising out of or in connection with your employment with the Company.
This Release Agreement is intended to include all claims that may exist at the time of its execution, including claims that Millage may not know or suspect to exist. Execution of this Release Agreement shall result in the extinguishment of any such claim or claims.

By signing this Agreement, Millage also gives up any and all rights he may have for individual relief under the laws listed above, and any other laws.
In exchange for the payment made under this Agreement, Millage specifically waives any claims that he may have under the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, and any successor to either of these laws or any other similar law.
A “covenant not to sue” is a legal term, and it is different from the Release of all claims set forth above. Besides waiving and releasing the claims covered in the Release of all claims section above, to the fullest extent permitted by law, Millage agrees never to sue Lee in any forum for any reason arising out of or related in any way to his employment and/or separation of employment, including but not limited to claims, laws or theories covered by the Release of all claims language set forth above.

By signing this Agreement, Millage will not waive (a) your rights under state unemployment insurance law, (b) your rights under state workers compensation laws, (c) the right to file a charge or complaint or otherwise communicate with the EEOC or equivalent state agency or other governmental agency, although you agree that you are waiving any right you may have to obtain or receive any monetary damages or other relief of any kind directly from the Company or Lee as a result of any action or proceeding brought by you or by any other person or entity on your behalf regarding such claims; (d) any other rights or claims you may have that cannot, by law, be released by private agreement; and (e) any rights or claims that arise after the date of this Agreement. Nothing in this Agreement is intended to or will be used in any way to limit Millage rights to communicate with, participate in any investigation or proceeding conducted by, or report any allegations of unlawful conduct to a government agency, as provided for, protected under or warranted by applicable law.

By signing this Agreement, Millage represents that (a) he has disclosed to Lee any and all work-related injuries that he may have suffered; and (b) he has been paid in full all wages due and owing for any and all work performed for Lee. If there is any work-related injury that has not been reported or if have not been paid for all work performed, Millage must report this to his Human Resources representative immediately.

8.    Notices. Any notices to be given hereunder by either party to the other shall be effective when mailed, registered or certified, postage prepaid with return receipt requested, except as otherwise noted. Mailed notices shall be addressed to the parties at the addresses appearing below, but each party may change address by written notice to the other.
If to Lee:    Kevin Mowbray
        President and Chief Executive Officer
        Lee Enterprises, Incorporated
        201 N. Harrison St., Suite 600
        Davenport, IA 52801
        Kevin.Mowbray@lee.net

If to Millage:    Timothy Millage
                        5718 Judge Rd.
                        Bettendorf, IA 52722
                        [ADD PERSONAL EMAIL]

9.     Independent Consultation. Millage acknowledges that he has been advised to consult with advisors of his choice, including an attorney and a tax or financial consultant, prior to signing this Agreement; that he has been afforded an opportunity to review this Agreement with advisors of his choice, including an attorney or tax or financial consultant; that he has read and understands this Agreement; and that he has signed this Agreement freely and voluntarily.

10.    Modification. Any modification of this Agreement will be effective only if in writing and signed by both parties.

11.    Waiver. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision. The rights granted each party herein are cumulative and the election of one shall not constitute a waiver of such party's right to assert all legal remedies available under the circumstances.

12.    Right to Cure. Any material violation by either party to this Agreement shall, after notice to the violator with an opportunity to cure said violation and without the cure thereof within a reasonable period (not to exceed 10 days with respect to monetary items and 30 days otherwise), entitle the other party to proceed against the violator by all legal and equitable process available, including injunctive relief and monetary damages. In the event of violation or threatened violation of this Agreement, then in addition to any other damages or remedies available, the prevailing party shall be entitled to recover reasonable attorney's fees and all costs of suit incurred in enforcing this Agreement.

13.    Successors and Assigns. This Agreement and all of its provisions shall be binding upon and inure to the benefit of any successors, assigns, personal representatives or heirs of the parties hereto.

14.    Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Iowa.

15.    Prior Agreements. This Agreement supersedes and cancels any and all other prior agreements and understandings between the parties existing at the date set forth below, including the parties' Employment Agreement dated August 1, 2018.

THIS AGREEMENT INCLUDES A RELEASE OF CLAIMS. READ CAREFULLY BEFORE SIGNING. THE PARTIES ARE ADVISED TO CONSULT WITH A LAWYER TO UNDERSTAND THE LEGAL EFFECT OF THIS RELEASE AGREEMENT. Millage has 21 days to think about whether he wants to agree.

*Signature page follows*

LEE ENTERPRISES, INCORPORATED

By /s/Kevin D. Mowbray         /s/Timothy R. Millage
Kevin D. Mowbray            Timothy R. Millage
President and Chief Executive Officer

REVOCATION
This Agreement does not take effect until the eighth day after signed by Millage. The day Millage signs the agreement is counted as the first day. You may revoke this agreement by signing on the additional space provided below and giving your original copy of this contract back to Astrid Garcia prior to 5:00 P.M. on the seventh day. If the seventh day is a Saturday, Sunday, or legal holiday, then receipt by Lee on the next business day shall be considered to be within the seven days.
I hereby revoke my agreement with Lee Enterprises, Incorporated.

___________________________            Date:________________
Timothy R. Millage

Signature Page – Millage
Executive Separation and Transition Agreement